UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 31, 2007
CANYON RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
14142 Denver West Parkway, Suite 250
Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)
(303) 278-8464
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective May 31, 2007, Canyon Resources Corporation (the “Company”) amended and restated its certificate of incorporation. In the amended and restated certificate of incorporation, the Company increased the number of authorized shares of the Company’s common stock, $0.01 par value per share, from 100,000,000 to 150,000,000 and eliminated shareholder action by written consent. These amendments were approved by the Company’s stockholders at the 2007 Annual Meeting of Stockholders, as recommended by the Company’s board of directors. A copy of the Company’s amended and restated certificate of incorporation is filed as Exhibit 3.1 to this report and is incorporated in this Item 5.03 by reference.
     On May 31, 2007, the Company’s board of directors approved the amendment and restatement of our amended and restated bylaws. The amendments to the bylaws were intended to conform the bylaws to the certificate of incorporation of the Company, as amended, by removing provisions related to shareholder action by written consent and revising the bylaws to reflect that the Company’s certificate of incorporation no longer provides for a staggered board. Other revisions intended to modernize the bylaws were made as well. A copy of the Company’s amended and restated bylaws are filed as Exhibit 3.2 to this report and are incorporated in this Item 5.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANYON RESOURCES CORPORATION
Date: June 1, 2007	By:	/s/ David P. Suleski
David P. Suleski
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws